Filed Pursuant to
SEC Rule 424(b)(3)
Registration No. 333-151632
PROSPECTUS SUPPLEMENT

DATED APRIL 30, 2009

TO

PROSPECTUS DATED FEBRUARY 17, 2009

SUPERFUND GOLD, L.P.

SERIES A and SERIES B UNITS OF LIMITED PARTNERSHIP INTEREST
     This Supplement supplements the information with respect to Superfund Gold, L.P. (the “Fund”) found in the Prospectus and Disclosure Document of the Fund dated February 17, 2009 (the “Prospectus”). Prospective investors in the Fund should review carefully the contents of both this Supplement and the Prospectus.
PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $20,000,000, you are cautioned to carefully evaluate Superfund Gold, L.P.’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscriptions for Units in Superfund Gold, L.P. The Units will not be offered or sold in Pennsylvania until a minimum of $10,000,000 has been invested in the aggregate in Superfund Gold, L.P.
These are speculative securities. You may lose all or substantially all of your investment in the Fund.
     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
SUPERFUND CAPITAL MANAGEMENT, INC
GENERAL PARTNER